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                                                                     EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                  (Dollars in thousands, except per share data)

                                                                            FOR THE THREE       FOR THE THREE
                                                                            MONTHS ENDED         MONTHS ENDED
                                                                             MARCH 31, 1995    MARCH 31, 1994
                                                                             --------------    --------------
COMPUTATION OF PRIMARY EARNINGS PER SHARE:
Weighted average number of common shares outstanding  . . . . .                22,479,886         22,548,177
Add common stock equivalents for shares issuable
  under:

  Stock Appreciation Rights Plan(1)   . . . . . . . . . . . . .                    62,972            109,450
  Stock Option Plan(1)  . . . . . . . . . . . . . . . . . . . .                   458,203            513,879
                                                                              -----------        -----------
     Weighted average number of shares outstanding
       adjusted for common stock equivalents  . . . . . . . . .                23,001,061         23,171,506
                                                                              ===========        ===========
Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . .               $    17,798       $     15,901
                                                                              ===========        ===========
Primary earnings per share  . . . . . . . . . . . . . . . . . .               $      0.77       $       0.69
                                                                              ===========        ===========



COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
Weighted average number of common shares
  outstanding   . . . . . . . . . . . . . . . . . . . . . . . .                22,479,926         22,570,463
  Add common stock equivalents for shares issuable
  under:
  Stock Appreciation Rights Plan(2)   . . . . . . . . . . . . .                    93,685            126,728
  Stock Option Plan(2)  . . . . . . . . . . . . . . . . . . . .                   458,385            497,091
                                                                              -----------        -----------
     Weighted average number of shares outstanding
       adjusted for common stock equivalents  . . . . . . . . .                23,031,996         23,194,282
                                                                              ===========        ===========
Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . .               $    17,798        $    15,901
                                                                              ===========        ===========
Fully diluted earnings per share  . . . . . . . . . . . . . . .               $      0.77        $      0.69
                                                                              ===========        ===========

(1) Additional shares issuable were derived under the "treasury stock method" using average market price during the period.

(2) Additional shares issuable were derived under the "treasury stock method" using the higher of the average market price during the period or the market price at the end of the period.

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